Exhibit 99.1

New York Mortgage Trust Reports Second Quarter 2006 Results

•
Consolidated net income of $0.01 per share for the quarter ended June 30, 2006 as compared to a net loss of $0.10 per share for the immediate preceding quarter ended March 31, 2006 and net income of $0.03 per share for the quarter ended June 30, 2005.

•
REIT (Mortgage Portfolio Management segment) earnings of $0.13 per share for the quarter ended June 30, 2006 as compared to net income of $0.11 per share for the immediate preceding quarter ended March 31, 2006 and net income of $0.19 per share for the quarter ended June 30, 2005.

•
Mortgage Lending segment net loss of $0.12 per share for the quarter ended June 30, 2006 as compared to a net loss of $0.21 per share for the immediate preceding quarter ended March 31, 2006 and a net loss of $0.16 per share for the quarter ended June 30, 2005.

•	Board of Directors declared a second quarter 2006 cash dividend of $0.14 per share.

NEW YORK, NY August 7, 2006 - New York Mortgage Trust, Inc. (NYSE: NTR), a self-advised residential mortgage finance company organized as a real estate investment trust (“REIT”) for federal income tax purposes, today reported results for the quarter ended June 30, 2006.

Comparison of the Quarters Ended June 30, 2006 and 2005

•
Quarterly loan origination volume of $741.3 million for the quarter ended June 30, 2006 as compared to $613.8 for the immediate preceding quarter ended March 31, 2006 and $939.7 million for the quarter ended June 30, 2005.

•
Consolidated net income of $178,000 for the quarter ended June 30, 2006 as compared to a net loss of $1.8 million for the immediate preceding quarter ended March 31, 2006 and net income of $546,000 for the quarter ended June 30, 2005.

•
REIT (Mortgage Portfolio Management segment) earnings of $2.4 million for the quarter ended June 30, 2006 as compared to net income of $2.0 million for the immediately preceding quarter ended March 31, 2006 and net income of $3.5 million for the quarter ended June 30, 2005.

New York Mortgage Trust Reports Second Quarter 2006 Results

Second Quarter Results
For the quarter ended June 30, 2006, the Company’s Mortgage Portfolio Management segment (REIT operations exclusive of its taxable REIT subsidiaries) reported net revenues of $3.1 million and net income of $2.4 million, or $0.13 per share.

The Company’s Mortgage Lending segment (the Company’s wholly owned taxable REIT subsidiaries or “TRS”) reported net revenues of $9.4 million and a net loss of $2.2 million for the quarter ended June 30, 2006. On a consolidated basis, the Company reported net income of $0.2 million for the quarter ended June 30, 2006.

Comments from Management
Steven B. Schnall, Chairman, President and Co-Chief Executive Officer, commented, “Our second quarter operating results represent an improvement over the previous quarter in both our Mortgage Portfolio Management and our Mortgage Lending segments. The improvement in our Mortgage Portfolio Management segment was largely the result of an asset repositioning initiatives which occurred in the first quarter of 2006. Despite this progress, our second quarter results in both our Mortgage Portfolio and Mortgage Lending segments reflect continued pressure from the impact of compressed net interest margins resulting from the flat yield curve - this is particularly true for our Mortgage Portfolio Management segment which has over $1.3 billion invested in mortgage securities and loans held in securitization trusts. During the quarter, though, we did see a slight improvement in net interest margins to 78 basis points as compared to 71 basis points from the immediately preceding first quarter of 2006. Additionally, our net duration gap between the average lives of our assets and our liabilities declined slightly to approximately nine months which is an improvement from the first quarter of 2006. Also, indicative of the credit strength of our portfolio is the fact that loan delinquencies greater than 90 days represent only 0.43% of portfolio value - with no losses projected.”

Mr. Schnall added, “The improvement in our Mortgage Lending segment’s earnings was primarily attributable to a 21% increase in our mortgage origination volume from the first quarter of 2006. Notwithstanding this improvement, our second quarter results in our Mortgage Lending segment reflect weaker than anticipated origination volumes and continued pricing pressure on premiums earned on loans sold to third parties. Specifically, we experienced a 73 basis point reduction in gain on sale premiums for the second quarter of 2006 relative to the second quarter of 2005. Fortunately, we are currently seeing signs of some market stabilization - gain on sale premiums earned on loans originated by our TRS and sold to third parties declined by only approximately 9 basis points for the second quarter of 2006 relative to the first quarter of 2006. Despite these negative market factors, the Mortgage Lending segment showed second quarter 2006 net earnings improvement of approximately $700,000 as compared to the second quarter of 2005. It should also be noted that various cost cutting initiatives undertaken at the end of the first quarter of 2006 were fully implemented in the second quarter. These initiatives include expense reductions to general and administrative expense, including non-commission and non-sales payroll, with savings up to approximately $900,000. Lastly, we are very excited to have announced last week the launch of a new, innovative and unique mortgage loan product - the “Homeowner Protection Loan,” a monthly Adjustable Rate Mortgage (“ARM”) with a 10-year interest rate cap at 6.99% and no negative amortization. We believe that this new product will be compelling for consumers in that it’s maximum rate for the first 10-years, which is capped of 6.99%, is approximately the same as a fixed rate or comparably termed hybrid ARM loan, but can decrease in a declining rate environment, thus largely eliminating the need for a borrower to refinance. While it is too early to report actual results, we are confident that this new product will gain meaningful traction, thereby increasing our origination volumes and our operating results in future quarters.”

New York Mortgage Trust Reports Second Quarter 2006 Results

A breakdown of the Company’s loan originations by payment stream for the quarter ended June 30, 2006 follows:

MORTGAGE LOAN ORIGINATION SUMMARY
For the Second Quarter Ended June 30, 2006

(Dollar amounts in thousands)	Number of Loans	Par Amount	% of Total
Payment Stream
Fixed Rate
FHA/VA	170	$28,891	3.9%
Conventional Conforming	1,556	277,639	37.5%
Conventional Jumbo	131	80,752	10.9%
Total Fixed Rate	1,857	387,282	52.3%
ARMs
FHA/VA	7	1,697	0.2%
Conventional	1,021	352,363	47.5%
Total ARMs	1,028	354,060	47.7%
Total	2,885	$741,342	100.0%
Loan Purpose
Conventional	2,708	$710,755	95.9%
FHA/VA	177	30,587	4.1%
Total	2,885	$741,342	100.0%
Documentation Type
Full Documentation	1,508	$393,105	53.0%
Stated Income	540	170,891	23.1%
Stated Income/Stated Assets	285	74,130	10.0%
No Documentation	394	70,556	9.5%
No Ratio	102	22,934	3.1%
Stated Asset	6	634	0.1%
Other	50	9,092	1.2%
Total	2,885	$741,342	100.0%

New York Mortgage Trust Reports Second Quarter 2006 Results

A breakdown by credit quality of the Company’s loan originations for second quarter 2006 follows:

	Number of Loans	Aggregate Principal Balance ($ in millions)	Percentage Of Total Principal	Weighted Average Interest Rate	Average Principal Balance	Weighted Average
						LTV	FICO

ARM	1,021	$352.3	47.5%	6.83%	$345,116	72.2	711
Fixed-rate	1,687	358.4	48.4%	7.20%	212,443	75.2	713
Subtotal-non-FHA	2,708	710.7	95.9%	7.02%	262,465	73.7	712
FHA - ARM	7	1.7	0.2%	5.60%	242,250	95.8	608
FHA - fixed-rate	170	28.9	3.9%	6.32%	169,950	93.3	662
Subtotal - FHA	177	30.6	4.1%	6.28%	172,809	93.4	659
Total ARM	1,028	354.0	47.7%	6.82%	344,416	72.3	711
Total fixed-rate	1,857	387.3	52.3%	7.13%	208,553	76.5	709
Total Originations	2,885	$741.3	100.0%	6.99%	$256,964	74.5	710

Purchase mortgages	1,792	$434.7	58.7%	7.10%	$242,591	78.7	720
Refinancings	916	276.0	37.2%	6.88%	301,345	65.8	698
Subtotal-non-FHA	2,708	710.7	95.9%	7.02%	262,465	73.7	712
FHA - purchase	108	19.2	2.6%	6.23%	178,163	96.6	669
FHA - refinancings	69	11.4	1.5%	6.38%	164,429	88.0	642
Subtotal - FHA	177	30.6	4.1%	6.28%	172,809	93.4	659
Total purchase	1,900	453.9	61.3%	7.07%	238,929	79.4	718
Total refinancings	985	287.4	38.7%	6.86%	291,754	66.7	696
Total Originations	2,885	$741.3	100.0%	6.99%	$256,964	74.5	710

Note: FHA originations are Streamlined Refinance mortgages with low average balances. All FHA loans are and will continue to be sold or brokered to third party investors.

Investment Activity
As of June 30, 2006, the Company’s portfolio of investment securities totaled $652.7 million and had a weighted average purchase price of 100.36. Approximately 34% of the securities purchased have rate resets in less than six months, 8% reset in six to 24 months and the remaining 58% reset in less than five years. In addition, loans held in securitization trusts totaled $690.5 million and had an average origination value/purchase price of 100.66. Approximately 37% of loans held in the portfolio have interest rate resets of less than 24 months, 2% have resets between 24 months and 36 months and the remaining 61% have resets greater than 36 months. The investment securities and the loans held in securitization trusts are financed in part with debt totaling $1.0 billion at June 30, 2006.

The net interest margin on the Company’s mortgage portfolio investments for the three-month period ended June 30, 2006 averaged 78 basis points, up from 71 basis points in the first quarter of 2006. This increase in spreads is reflective of the redeployment of proceeds from the sale of certain of our investment securities during the first quarter 2006.

The following table summarizes the Company’s investment portfolio of residential mortgage-backed securities and loans owned at June 30, 2006, classified by relevant categories:

	Par Value	Coupon	Carrying Value	Yield
Agency REMIC floaters	$191,667,510	6.52%	$191,198,886	6.70%
Private label floaters	29,310,487	6.06%	29,222,341	6.21%
Private label ARMs	312,618,258	4.82%	306,714,267	5.55%
Agency ARMs	100,235,042	6.09%	100,649,393	6.16%
NYMT retained securities	26,049,816	5.66%	24,889,263	7.73%
Loans held in securitization trusts	685,955,839	5.19%	690,501,530	6.15%
Total/Weighted Average	$1,345,836,952	5.39%	$1,343,175,680	6.12%

New York Mortgage Trust Reports Second Quarter 2006 Results

Conference Call
On Tuesday, August 8, 2006 at 10:00 a.m. Eastern time, New York Mortgage Trust's executive management will host a conference call and audio webcast highlighting the Company's second quarter financial results. The conference call dial-in number is 303-262-2140. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at http://www.earnings.com or at the Investor Relations section of the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for approximately 90 days.

About New York Mortgage Trust
New York Mortgage Trust, Inc., a real estate investment trust (REIT), is engaged in the origination of and investment in residential mortgage loans throughout the United States. The Company, through its wholly owned taxable REIT subsidiary, The New York Mortgage Company, LLC (“NYMC”), originates a broad spectrum of residential loan products with a focus on high credit quality, or prime, loans. In addition to prime loans, NYMC also originates jumbo loans, alternative-A loans, sub-prime loans and home equity or second mortgage loans through its retail and wholesale origination branch network. The Company's REIT portfolio is comprised of securitized, high credit quality, adjustable and hybrid ARM loans, the majority of which, over time, will be originated by NYMC. As a REIT, the company is not subject to federal income tax provided that it distributes at least 90% of its REIT taxable income to its stockholders.

For Further Information
AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Michael I. Wirth, Chief Financial Officer	Joe Calabrese (General) 212-827-3772
Phone: 212-634-2342	Julie Tu (Analysts) 212-827-3776
Email: mwirth@nymtrust.com

This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward- looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward- looking statements, including, without limitation, the possibilities that a rise in interest rates may cause a decline in the market value of the Company's assets, a decrease in the demand for mortgage loans may have a negative effect on the Company's volume of closed loan originations, prepayment rates may change, borrowings to finance the purchase of assets may not be available on favorable terms, the Company may not be able to maintain its qualification as a REIT for federal tax purposes, the Company may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, and the Company's hedging strategies may not be effective. The reports that the Company files with the Securities and Exchange Commission contain a fuller description of these and many other risks to which the Company is subject. Because of those risks, the Company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management's current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2006	2005	2006	2005

REVENUE:
Interest income:
Investment securities and loans held in securitization trusts	$33,052	$27,081	$15,468	$14,218
Loans held for investment	—	3,605	—	1,944
Loans held for sale	8,275	6,100	3,233	3,507
Total interest income	41,327	36,786	18,701	19,669
Interest expense:
Investment securities and loans held in securitization trusts	26,438	19,339	12,359	10,719
Loans held for investment	—	2,545	—	1,401
Loans held for sale	5,947	3,843	2,632	1,995
Subordinated debentures	1,779	494	894	416
Total interest expense	34,164	26,221	15,885	14,531
Net interest income	7,163	10,565	2,816	5,138
OTHER INCOME (EXPENSE):
Gain on sales of mortgage loans	10,051	12,649	5,981	8,328
Brokered loan fees	6,270	4,534	3,493	2,534
(Loss) gain on sale of current period securitized loans	(747)	—	26	—
Gain on sale of securities and related hedges	—	921	—	544
Realized loss on investment securities	(969)	—	—	—
Miscellaneous income (expense)	267	104	148	(10)
Total other income	14,872	18,208	9,648	11,396
EXPENSES:
Salaries and benefits	12,342	16,572	6,001	9,430
Brokered loan expenses	4,935	4,206	2,767	2,686
Occupancy and equipment	2,615	3,716	1,289	1,582
Marketing and promotion	1,216	2,590	429	1,190
Data processing and communications	1,414	1,190	753	672
Office supplies and expenses	1,038	1,258	433	685
Professional fees	2,531	1,846	1,250	1,102
Travel and entertainment	283	446	101	230
Depreciation and amortization	1,086	767	521	424
Other	772	553	405	177
Total expenses	28,232	33,144	13,949	18,178
LOSS BEFORE INCOME TAX BENEFIT	(6,197)	(4,371)	(1,485)	(1,644)
Income tax benefit	4,579	4,880	1,663	2,190
NET (LOSS) INCOME	$(1,618)	$509	$178	$546
Basic (loss) income per share	$(0.09)	$0.03	$0.01	$0.03
Diluted (loss) income per share	$(0.09)	$0.03	$0.01	$0.03
Weighted average shares outstanding-basic	17,950	17,802	17,933	17,807
Weighted average shares outstanding-diluted	17,950	18,123	18,296	18,121

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	June 30, 2006 (unaudited)	December 31, 2005
ASSETS
Cash and cash equivalents	$6,911	$9,056
Restricted cash	1,255	5,468
Investment securities - available for sale	652,674	716,482
Due from loan purchasers	76,139	121,813
Escrow deposits - pending loan closings	1,385	1,434
Accounts and accrued interest receivable	10,514	14,866
Mortgage loans held for sale	84,327	108,271
Mortgage loans held in securitization trusts	690,502	776,610
Mortgage loans held for investment	—	4,060
Prepaid and other assets	24,636	16,505
Derivative assets	10,899	9,846
Property and equipment, net	6,985	6,882
TOTAL ASSETS	$1,566,227	$1,791,293
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Financing arrangements, portfolio investments	$1,039,799	$1,166,499
Financing arrangements, loans held for sale/for investment	157,006	225,186
Collateralized debt obligations	213,486	228,226
Due to loan purchasers	869	1,652
Accounts payable and accrued expenses	19,651	22,794
Subordinated debentures	45,000	45,000
Derivative liabilities	229	394
Other liabilities	383	584
Total liabilities	1,476,423	1,690,335
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value, 400,000,000 shares authorized, 18,327,371 shares issued and 18,024,840 outstanding at June 30, 2006 and 18,258,221 shares issued and 17,984,843 outstanding at December 31, 2005	183	183
Additional paid-in capital	102,590	107,573
Accumulated other comprehensive (loss) income	(2,643)	1,910
Accumulated deficit	(10,326)	(8,708)
Total stockholders’ equity	89,804	100,958
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,566,227	$1,791,293

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES

SELECTED SEGMENT REPORTING
(Dollar amounts in thousands)

	For the Six Months Ended June 30, 2006
	Mortgage Portfolio Management Segment	Mortgage Lending Segment	Total
Total revenue	$5,645	$16,390	$22,035
Total expense	1,194	22,459	23,653
Net income (loss)	$4,451	$(6,069)	$(1,618)

Total assets	$1,366,551	$199,676	$1,566,227

	For the Six Months Ended June 30, 2005
	Mortgage Portfolio Management Segment	Mortgage Lending Segment	Total
Total revenue	$9,724	$19,049	$28,773
Total expense	1,928	26,336	28,264
Net income (loss)	$7,796	$(7,287)	$509

	For the Three Months Ended June 30, 2006
	Mortgage Portfolio Management Segment	Mortgage Lending Segment	Total
Total revenue	$3,109	$9,355	$12,464
Total expense	699	11,587	12,286
Net income (loss)	$2,410	$(2,232)	$178

	For the Three Months Ended June 30, 2005
	Mortgage Portfolio Management Segment	Mortgage Lending Segment	Total
Total revenue	$4,587	$11,947	$16,534
Total expense	1,094	14,894	15,988
Net income (loss)	$3,493	$(2,947)	$546